Contact:

Marc V. Byron
Chairman of the Board and Chief Executive Officer
Polaris Acquisition Corp.
(201) 242-3500

Lowell D. Kraff
President
Polaris Acquisition Corp.
(201) 242-3500

FOR IMMEDIATE RELEASE

POLARIS ACQUISITION CORP.
SECURITIES TO COMMENCE SEPARATE TRADING

Fort Lee, New Jersey, January 28, 2008 - Polaris Acquisition Corp. (AMEX: TKP.U) announced today that Lazard Capital Markets LLC, the representative of the underwriters for the Company’s initial public offering which took place on January 17, 2008, has notified the Company that separate trading of the common stock and warrants underlying the units would commence on or about January 28, 2008. The common stock and warrants will be listed on the American Stock Exchange under the symbols TKP and TKP.WS, respectively. A copy of the prospectus may be obtained from Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020.

Polaris Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. The Company’s efforts in identifying a prospective target business will not be limited to a particular industry.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

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